The TJX Companies, Inc. Reports Second Quarter Fiscal 2004 Results

    FRAMINGHAM, Mass.--(BUSINESS WIRE)--Aug. 12, 2003--The TJX Companies, Inc. (NYSE: TJX), the leading off-price retailer of apparel and home fashions in the U.S. and worldwide, today announced sales and earnings results for the second quarter ended July 26, 2003. Net sales for the second quarter were $3.0 billion, a 10% increase over last year, with consolidated comparable store sales increasing 2%. Net income was $123 million and diluted earnings per share were $.24, which equalled last year's earnings per share.
    For the first half of fiscal 2004, net sales were $5.8 billion, 7% over last year, and year-to-date consolidated comparable store sales were flat versus last year's 4% increase. Net income was $237 million and diluted earnings per share were $.46, versus $.51 per share last year.
    Edmond English, President and Chief Executive Officer of The TJX Companies, Inc. commented, "We planned our second quarter conservatively against our very strong second quarter performance last year, when earnings per share rose 20%. This year's second quarter earnings per share were within the adjusted range we anticipated as we entered July and just shy of our original expectations. There were three major factors that contributed to this year's second quarter results. First, the unseasonably cool and rainy weather that persisted throughout May and early June negatively impacted sales and merchandise margins. Second, we continued to manage our inventories and open-to-buy positions very aggressively. This allowed us to stay abreast of current market trends and steadily flow fresh merchandise assortments to our stores. Third, our younger divisions, T.K. Maxx, HomeGoods and A.J. Wright, performed extremely well. This is positive in the short term and very important for the future growth of TJX.
    "At The Marmaxx Group, the combination of T.J. Maxx and Marshalls, second quarter sales increased 4% and comparable store sales were flat versus last year. Segment profit was $192 million, down from last year's very strong results, which were driven by exceptionally strong merchandise margins. This division missed its sales plan because of the unseasonably cool weather patterns in the first half of the quarter, which in turn, resulted in greater markdown activity. Despite this challenge, this major division continued to do an excellent job of buying the right goods and maintaining inventory liquidity. In addition, good expense control benefited results at Marmaxx. Our big opportunities at The Marmaxx Group lie ahead in the second half of the year and we are confident in our ability to capitalize upon them. We continue to be pleased with Marmaxx's new stores and now expect to add 77 stores this year."
    English continued, "At our Canadian divisions, Winners and HomeSense, total sales increased 33% in the second quarter. Comparable store sales increased 16%. In local currency, Winners' comparable store sales increased 3% over last year's strong performance. Segment profit increased 11% over last year due to favorable currency exchange rates. We now expect to net 14 additional Winners stores in 2003. In addition, we continue to be very pleased with customer response to HomeSense, our Canadian home fashions concept, and now expect to open 10 new HomeSense stores this year.
    "HomeGoods had an excellent quarter, with overall sales coming in above expectations and increasing 23%, and comparable store sales growing 4%. HomeGoods' second quarter segment profit doubled its plan and tripled last year's results. This division's new stores continue to open very strongly. In addition, the HomeGoods organization is doing a great job of merchandising and managing inventories. We now expect to net 39 additional HomeGoods stores this year.
    "T.K. Maxx, in the U.K. and Ireland, had a strong second quarter, increasing total sales by 33% and posting a comparable store sales increase of 14%. In local currency, T.K. Maxx's comparable store sales increased 4% over last year. Segment profit exceeded plan and increased 20% over last year, due to this division's strong execution of its off-price mission as well as favorable currency exchange rates. We are pleased with the continued growth of T.K. Maxx in the U.K. and Ireland and the success of our new stores, and we now expect to open 24 T.K. Maxx stores this year."
    English continued, "We are delighted with A.J. Wright's second quarter results. This young division posted an impressive total sales increase of 61% and a comparable store sales gain of 11% on top of a 10% increase last year. A.J. Wright's bottom line significantly outperformed our goals and last year's results. Our new A.J. Wright stores, as well as those open for more than one year, are doing extremely well. Further, A.J. Wright is doing an excellent job of merchandising, resulting in very strong merchandise margins. We now anticipate netting 24 additional A.J. Wright stores in 2003.
    "During the second quarter, we continued with our aggressive share repurchase program, spending a total of $125 million and retiring 6.8 million shares of TJX stock. Over the last six months, we have spent a total $265 million to repurchase TJX stock and have retired a total of 15 million shares."
    English concluded, "We are enthusiastic about our prospects in the important second half of this year. The Marmaxx Group has significant opportunities in year-over-year comparisons. Our younger divisions are firing on all cylinders, taking an increasingly important role in our results. Our new stores across the board continue to outperform our goals and we are on track to grow our store base by 10% this year. Finally, we are in an excellent inventory position and poised to capitalize on the tremendous product opportunities in the marketplace to offer our customers great fashions at great values."
    The TJX Companies, Inc. is the leading off-price retailer of apparel and home fashions in the U.S. and worldwide. The Company operates 727 T.J. Maxx, 649 Marshalls, 160 HomeGoods and 84 A.J. Wright stores in the United States. In Canada, the Company operates 154 Winners and 21 HomeSense stores, and in Europe, 132 T.K. Maxx stores. TJX's press releases and financial information are also available on the Internet at www.tjx.com.
    At 11:00 a.m. EDT today, Edmond English, President and Chief Executive Officer of The TJX Companies, Inc. will hold a conference call with stock analysts to discuss the Company's fiscal 2004 second quarter results, operations and business trends. The call will be webcast simultaneously at www.tjx.com and will remain available through Tuesday, August 19, 2003. A replay of the call will also be available by dialing (800) 841-6832 through Tuesday, August 19, 2003. Additionally, TJX expects to release its August 2003 sales results on Thursday, September 4, 2003, at approximately 8:15 a.m. EDT. Concurrent with the press release, a recorded message with more detailed information regarding TJX's August sales results, operations and business trends will be available by calling (703) 736-7248 or via the Internet at www.tjx.com. That sales recording will remain available via the phone and Internet through Thursday, September 11, 2003.

    SAFE HARBOR STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Various statements made in this release are forward-looking and involve a number of risks and uncertainties. All statements that address activities, events or developments that we intend, expect or believe may occur in the future are forward-looking statements. The following are some of the factors that could cause actual results to differ materially from the forward-looking statements: general economic conditions including effects of wars, other military actions and terrorist incidents; consumer confidence, demand and preferences; weather patterns; competitive factors, including continuing pressure from pricing and promotional activities of competitors; the impact of excess retail capacity and the availability of desirable store and distribution center locations on suitable terms; recruiting quality sales associates and other associates; the availability, selection and purchasing of attractive merchandise on favorable terms and the effective management of inventory levels; import risks, including potential disruptions in supply and duties, tariffs and quotas on imported merchandise, including economic, political or other problems in countries from which merchandise is imported; currency and exchange rate factors in our foreign and buying operations; ability to continue successful expansion of our store base at the rate projected; risks in the development of new businesses and application of our off-price strategies in additional foreign countries; factors affecting expenses including pressure on wages and benefits; our acquisition and divestment activities; our ultimate liability with respect to leases relating to discontinued operations including indemnification and other factors affecting or mitigating our liability; changes in laws and regulations; and other factors that may be described in our filings with the Securities and Exchange Commission. We do not undertake to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.



         THE TJX COMPANIES, INC. AND CONSOLIDATED SUBSIDIARIES
                           FINANCIAL SUMMARY
                              (Unaudited)
            (Dollars In Thousands Except Per Share Amounts)

                                          Thirteen Weeks Ended
                                  ------------------------------------
                                        July 26,              July 27,
                                          2003                  2002
                                  --------------        --------------
Net sales                             $3,046,184            $2,765,089

Cost of sales, including buying
 and occupancy costs                   2,327,058             2,078,736
Selling, general and
 administrative expenses                 510,818               469,528
Interest expense, net                      7,228                 5,963
                                  --------------        --------------

Income before provision for
 income taxes                            201,080               210,862
Provision for income taxes                77,818                81,235
                                   -------------         -------------

Net income                         $     123,262         $     129,627
                                   =============         =============

Diluted earnings per share:
   Net income                      $         .24         $         .24

Cash dividends declared per
 share                             $        .035         $         .03

Weighted average shares for
 diluted earnings per share
 computation                         514,340,496           542,224,422






         THE TJX COMPANIES, INC. AND CONSOLIDATED SUBSIDIARIES
                           FINANCIAL SUMMARY
                              (Unaudited)
            (Dollars In Thousands Except Per Share Amounts)

                                         Twenty-Six Weeks Ended
                                   -----------------------------------
                                        July 26,              July 27,
                                          2003                  2002
                                  --------------        --------------
Net sales                             $5,834,889            $5,430,776

Cost of sales, including buying
 and occupancy costs                   4,440,688             4,067,566
Selling, general and
 administrative expenses                 993,709               902,544
Interest expense, net                     14,206                12,157
                                   -------------         -------------

Income before provision for
 income taxes                            386,286               448,509
Provision for income taxes               149,493               171,779
                                   -------------         -------------

Net income                         $     236,793         $     276,730
                                   =============         =============

Diluted earnings per share:
   Net income                      $         .46         $         .51

Cash dividends declared per
 share                             $         .07         $         .06

Weighted average shares for
 diluted earnings per share
 computation                         517,399,853           544,711,559







         THE TJX COMPANIES, INC. AND CONSOLIDATED SUBSIDIARIES
                       CONDENSED BALANCE SHEETS
                              (Unaudited)
                             (In Millions)

                                    July 26,              July 27,
                                      2003                  2002
                                 -----------           -----------
ASSETS
Current assets:
   Cash and cash equivalents     $      44.0            $    292.6
   Accounts receivable and
    other current assets               241.5                 212.1
   Current deferred income
    taxes, net                          11.3                  13.4
   Merchandise inventories           2,017.9               1,771.4
                                  ----------            ----------

     Total current assets            2,314.7               2,289.5
                                  ----------            ----------

Property and capital leases,
 net of depreciation                 1,489.7               1,267.2
Other assets                           113.6                  78.3
Non-current deferred income
 taxes, net                                -                   6.5
Goodwill and tradename, net of
 amortization                          179.3                 179.1
                                 -----------           -----------

     TOTAL ASSETS                $   4,097.3           $   3,820.6
                                 ===========           ===========


LIABILITIES AND SHAREHOLDERS'
 EQUITY
Current liabilities:
   Current installments of
    long-term debt               $      15.0           $         -
   Accounts payable                  1,040.4                 962.9
   Accrued expenses and other
    current liabilities                581.1                 509.2
   Income taxes payable                 85.3                  77.9
                                 -----------           -----------

     Total current liabilities       1,721.8               1,550.0
                                 -----------           -----------

Other long-term liabilities            288.8                 271.0
Non-current deferred income
 taxes, net                             68.8                     -
Long-term debt                         664.9                 675.8

Shareholders' equity                 1,353.0               1,323.8
                                  ----------            ----------

     TOTAL LIABILITIES AND
      SHAREHOLDERS' EQUITY       $   4,097.3           $   3,820.6
                                 ===========           ===========









         THE TJX COMPANIES, INC. AND CONSOLIDATED SUBSIDIARIES
                  CONDENSED STATEMENTS OF CASH FLOWS
                              (Unaudited)
                             (In Millions)

                                       Twenty-Six Weeks Ended
                                  ---------------------------------
                                     July 26,              July 27,
                                       2003                  2002
                                  -----------           -----------

CASH FLOWS FROM OPERATING
 ACTIVITIES:
   Net income                      $    236.8            $    276.7
   Depreciation and amortization        112.1                 101.5
   Deferred income tax provision         32.5                  19.1
   (Increase) in accounts
    receivable and other
    current assets                      (61.0)                (62.1)
   (Increase) in merchandise
    inventories                        (444.3)               (302.0)
   Increase in accounts payable         217.0                 194.8
   Increase in income taxes
    payable                              23.5                  36.0
   (Decrease) in accrued
    expenses and other
    liabilities                         (96.9)                (24.8)
   Other, net                            22.0                   8.8
                                 ------------         -------------

Net cash provided by operating
 activities                              41.7                 248.0
                                 ------------         -------------

CASH FLOWS FROM INVESTING
 ACTIVITIES:
   Property additions                  (188.2)               (158.9)
   Other                                   .3                    .3
                                 ------------         -------------

Net cash (used in) investing
 activities                            (187.9)               (158.6)
                                 ------------         -------------

CASH FLOWS FROM FINANCING
 ACTIVITIES:
   Payments for repurchase of
    common stock                       (277.3)               (274.5)
   Cash dividends paid                  (33.5)                (28.4)
   Other                                  8.8                  13.3
                                 ------------          ------------

Net cash (used in) financing
 activities                            (302.0)               (289.6)
                                 ------------          ------------

Effect of exchange rate changes
 on cash                                  (.1)                    -
                                 ------------          ------------

Net (decrease) in cash and
 cash equivalents                      (448.3)               (200.2)
Cash and cash equivalents at
 beginning of year                      492.3                 492.8
                                 ------------          ------------

Cash and cash equivalents at
 end of period                   $       44.0          $      292.6
                                 ============          ============







         THE TJX COMPANIES, INC. AND CONSOLIDATED SUBSIDIARIES
            SELECTED INFORMATION BY MAJOR BUSINESS SEGMENT
                              (Unaudited)
                            (In Thousands)

                                        Thirteen Weeks Ended
                                  -----------------------------------
                                       July 26,              July 27,
                                         2003                  2002
                                 --------------        --------------
Net sales:
   Marmaxx                           $2,301,463            $2,206,050
   Winners (a)                          245,794               185,000
   T.K. Maxx                            209,921               157,524
   HomeGoods                            192,975               156,781
   A.J. Wright                           96,031                59,734
                                     ----------            ----------
                                     $3,046,184            $2,765,089
                                     ==========            ==========

Segment profit or (loss):
   Marmaxx                           $  191,800            $  211,379
   Winners (a)                           18,138                16,270
   T.K. Maxx                              8,184                 6,814
   HomeGoods                              6,114                 1,900
   A.J. Wright                            1,839                (3,066)
                                     ----------            ----------
                                        226,075               233,297

General corporate expense                17,767                16,472
Interest expense, net                     7,228                 5,963
                                     ----------            ----------

Income before provision for
 income taxes                        $  201,080            $  210,862
                                     ==========            ==========

(a) Includes the operating
results of HomeSense.

Stores in operation:
   T.J. Maxx                                727                   701
   Marshalls                                649                   600
   Winners                                  154                   137
   HomeGoods                                160                   132
   T.K. Maxx                                132                   113
   A.J. Wright                               84                    56
   HomeSense                                 21                    11
                                          -----                 -----
     Total                                1,927                 1,750
                                          =====                 =====







         THE TJX COMPANIES, INC. AND CONSOLIDATED SUBSIDIARIES
            SELECTED INFORMATION BY MAJOR BUSINESS SEGMENT
                              (Unaudited)
                            (In Thousands)

                                       Twenty-Six Weeks Ended
                                 -----------------------------------
                                      July 26,              July 27,
                                        2003                  2002
                                 --------------       --------------
Net sales:
   Marmaxx                          $4,451,549            $4,378,937
   Winners (a)                         447,577               347,328
   T.K. Maxx                           387,174               287,283
   HomeGoods                           370,037               307,615
   A.J. Wright                         178,552               109,613
                                    ----------            ----------
                                    $5,834,889            $5,430,776
                                    ==========            ==========

Segment profit or (loss):
   Marmaxx                          $  385,685            $  461,483
   Winners (a)                          29,931                29,336
   T.K. Maxx                             9,100                 3,040
   HomeGoods                            10,646                 5,962
   A.J. Wright                            (506)               (6,203)
                                    ----------            ----------
                                       434,856               493,618

General corporate expense               34,364                32,952
Interest expense, net                   14,206                12,157
                                    ----------            ----------

Income before provision for
 income taxes                       $  386,286            $  448,509
                                    ==========            ==========

(a) Includes the operating
results of HomeSense.

Stores in operation:
   T.J. Maxx                               727                   701
   Marshalls                               649                   600
   Winners                                 154                   137
   HomeGoods                               160                   132
   T.K. Maxx                               132                   113
   A.J. Wright                              84                    56
   HomeSense                                21                    11
                                         -----                 -----
     Total                               1,927                 1,750
                                         =====                 =====




The TJX Companies, Inc.                          Notes To Consolidated
and Consolidated Subsidiaries           Condensed Financial Statements

1. During the second quarter ended July 26, 2003, TJX repurchased 6.8 million shares of its common stock, at a cost of $125.3 million. During the six months ended July 26, 2003, TJX repurchased 15.0 million shares for a cost of $264.6 million. Through July 26, 2003, under its current $1 billion multi-year stock repurchase program, TJX has repurchased 31.1 million shares at a cost of $567.9 million.

2. Certain amounts in the prior period's financial statements have been reclassified to be consistent with the current year's presentation.


    CONTACT: The TJX Companies, Inc.
             Sherry Lang, Vice President
             Investor and Public Relations
             (508) 390-2323